UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 9, 2005

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PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	000-25790	95-4518700
(State or other jurisdiction of incorporation or organization)	(Commission file Number)	(I.R.S. Employer Identification Number)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 9, 2005, the Compensation Committee of our Board of Directors approved changes to certain compensation arrangements with Ted Sanders, our Chief Financial Officer and Robert Newton, our General Counsel. The Committee increased Mr. Sanders’ annual base salary from $257,500 to $300,000, effective immediately. The Committee also approved an arrangement with Mr. Sanders pursuant to which he will be entitled to severance equal to six months of his annual base salary in the event Mr. Sanders’ employment is terminated without cause. Mr. Sanders’ compensation arrangements are not currently set forth in a written agreement. The Committee also approved a change to Mr. Newton’s employment agreement pursuant to which Mr. Newton will be entitled to severance equal to six months of his annual base salary in the event his employment is terminated without cause (as defined in Mr. Newton’s existing employment agreement). Mr. Newton’s employment agreement originally provided for three months’ severance in the event his employment is terminated without cause.

On February 9, 2005, the Committee also adopted an executive bonus plan that will be effective beginning January 1, 2005. Under this executive bonus plan, for each fiscal quarter our eligible executive officers may participate in a bonus pool equaling an aggregate of up to ten percent of any amount by which our adjusted income for the relevant quarter exceeds our adjusted income for the same quarter of the prior year. For the purposes of the executive bonus plan, “adjusted income” is our aggregate pretax income for the quarter for our core business segment (i.e., excluding our eCOST.com and OnSale.com segments), less certain costs that will be determined on a quarterly basis by the Committee in its sole discretion. The Committee will allocate amounts to eligible participants based on factors identified by the Committee, including the achievement of specified individual performance targets. Currently, our Chief Executive Officer, Chief Financial Officer, Executive Vice President—Marketing and Executive Vice President—Enterprise Sales are eligible to participate in this executive bonus plan.

In addition to participation in the executive bonus plan described above, all of our executive officers are eligible for discretionary bonuses as determined from time to time by our Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2005		PC MALL, INC.
	By:	/s/Ted Sanders Ted Sanders Chief Financial Officer